UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




          Date of Report (Date of earliest event reported) May 9, 2005
                                                           -----------



                           CONTANGO OIL & GAS COMPANY
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                  001-16317              95-4079863
  (State or other jurisdiction       (Commission            (IRS Employer
        of incorporation)           File Number)         Identification No.)



                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                          (713) 960-1901 (Registrant's
                     telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On May 9, 2005, the Company announced financial results for the three and nine months ended March 31, 2005.

         Contango Oil & Gas Company (AMEX:MCF) reported a net loss attributable to common stock for the three months ended March 31, 2005 of $1.2 million, or $0.09 per basic and diluted share, compared to net income attributable to common stock for the three months ended March 31, 2004 of $1.2 million, or $0.11 per basic and diluted share. Natural gas and oil sales from continuing and discontinued operations for the three months ended March 31, 2005 were $1 million, down from $6.6 million for the three months ended March 31, 2004. The decrease in revenue was primarily the result of the sale of our south Texas natural gas and oil interests for $50 million, completed in December 2004. The $1 million of revenue for the current quarter reflects primarily production from new reserves and production from south Texas properties not included in the sale. EBITDAX was $0.6 million for the three months ended March 31, 2005, down from EBITDAX for the three months ended March 31, 2004 of $5.6 million.

         Net income attributable to common stock for the nine months ended March 31, 2005 was $13.4 million, or $1.02 per basic and diluted share, compared to net income attributable to common stock for the nine months ended March 31, 2004 of $8.2 million, or $0.83 per basic and diluted share. Natural gas and oil sales from continuing and discontinued operations for the nine months ended March 31, 2005 were $15.0 million, down from $20.8 million for the nine months ended March 31, 2004. EBITDAX was $27.4 million for the nine months ended March 31, 2005, up from EBITDAX for the nine months ended March 31, 2004 of $24.0 million.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         The following is a list of exhibits filed as part of this Form 8-K. Where so indicated by footnote, exhibits, which were previously filed, are incorporated by reference.







Exhibit No.  Description of Document
-----------  ----------------------
   99.1      Press release dated May 9, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONTANGO OIL & GAS COMPANY




Date:  May 9, 2005                By:   /s/  KENNETH R. PEAK
                                        --------------------------------------
                                        Kenneth R. Peak
                                        Chairman and Chief Executive Officer